SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  -------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 21, 1998



                                  CORTECH, INC.
               (Exact name of registrant as specified in charter)



                           Delaware 0-22018 84-0894091
                  (State or other jurisdiction (Commission File
                              Number) (IRS Employer
                                       of
                                 incorporation)
                               Identification No.)



                6850 N. Broadway, Suite G, Denver, Colorado 80221
                         (Address of principal executive
                               offices) (Zip Code)



        Registrant's telephone number, including area code (303) 650-1200



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

On September 20, 1998, the Registrant issued a press release announcing the election of Paul O. Koether, Mark W. Jaindl and John W. Galuchie, Jr. as chairman, vice chairman and president, respectively. The Registrant also announced that it would implement a 1 for 10 reverse stock split previously approved by shareholders as of the close of business on September 22, 1998 and that the Registrant's shareholder rights plan would be eliminated effective immediately, resulting in a payment of $.01 ($.10 on a split adjusted basis) to shareholders. The press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by this reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Item       Exhibit

99.1        Press Release issued by the Registrant on September 20, 1998.



                                    * * * * *

                                    SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      CORTECH, INC.
                                                      (Registrant)



September 21, 1998
                                                      /s/ John W. Galuchie, Jr.
                                                      -------------------------
                                                      John W. Galuchie, Jr.
                                                      President

  Exhibit 99.1

                                                       Direct Inquiries To:
                                                       Paul O. Koether
                                                       Chairman
                                                       (908) 766-7220


CORTECH ANNOUNCES ELECTION OF NEW OFFICERS; IMPLEMENTATION OF REVERSE STOCK SPLIT AND ELIMINATION OF SHAREHOLDER RIGHTS PLAN

DENVER, Colorado - September 20, 1998 -- Cortech, Inc. (OTCBB: CRTQ), a Denver-based biopharmaceutical company, today announced that Paul O. Koether and John W. Galuchie, Jr. were elected chairman and president respectively at the company's annual organization meeting of the board of directors. Messrs. Koether and Galuchie are executives of Asset Value Fund Limited Partnership which recently won a contested election for majority of Cortech's board. New director, Mark W. Jaindl was elected vice chairman. Asset Value and the Jaindl family own approximately 15% of the outstanding shares of Cortech's common stock. Asset Value is an indirect subsidiary of Kent Financial Services, Inc., a public company listed on NASDAQ under the symbol KENT. The Jaindls are the principal stockholders of the American Bank of the Lehigh Valley (Pennsylvania) and other diversified enterprises.

         The Company also announced that it would implement the 1 for 10 reverse stock split approved by stockholders at the recent annual meeting effective as of the close of business on September 22, 1998. Fractional shares will be settled in cash. To indicate the reverse stock split, the Company's trading symbol will be temporarily changed to "CRTQD." Prior to the reverse stock split Cortech has 18,523,918 shares outstanding.

         Cortech also said that its Board of Directors had eliminated the Company's Shareholder Rights Plan effective immediately and that the Company would redeem all rights issued under the plan. The redemption will result in a one-time payment of $.01 per share ($.10 per share on a split adjusted basis) to the Company's stockholders.

         Cortech's research efforts have focused on bradykinin antagonists and protease inhibitors which Cortech believes may have potential therapeutic applications across a broad range of medical conditions. Cortech's strategy is to seek collaborative partners to conduct and fund future research and development of its portfolio or to sell the rights to certain of the compounds in the portfolio to third parties interested in funding future research and development, while at the same time conserving the Company's cash. Cortech is discussing transactions with various potential partners which could result in substantial up-front payments to the Company, significant ongoing royalties or both, although there is no assurance that any agreement will be concluded. Asset Value and the Jaindl family in a joint filing with the Securities and Exchange Commission on September 17, 1998 stated that they intended to acquire additional shares of Cortech common stock depending on market conditions.

         This press release contains forward-looking statements that involve risks and uncertainties and actual results may differ materially. These statements concern, among other things, the future prospects of the various compounds based upon Cortech's research and development efforts and the ability to obtain funding for the future development of the compounds. These risk factors, which include the risks inherent in drug discovery and development, are identified in Cortech's annual and quarterly reports to the Securities and Exchange Commission filed on Forms 10-K and 10-Q.